UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported)     March 6, 2007 (March 2, 2007)
Commercial Metals Company

(Exact Name of Registrant as Specified in Its Charter)
Delaware

(State or Other Jurisdiction of Incorporation)

1-4304	75-0725338

(Commission File Number)	(IRS Employer Identification No.)

6565 N. MacArthur Blvd. Irving, Texas	75039

(Address of Principal Executive Offices)	(Zip Code)
(214) 689-4300

(Registrant’s Telephone Number, Including Area Code)
Not Applicable

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into Material Definitive Agreement
     On March 2, 2007, Commercial Metals Company, a Delaware corporation (“Commercial Metals”), entered into a definitive agreement (the “Purchase Agreement”) with Bouras Industries, Inc., a New Jersey corporation, Nicholas J. Bouras, Inc., a New Jersey corporation and wholly-owned subsidiary of Bouras Industries, Inc., United Steel Deck, Inc., a New Jersey corporation and wholly-owned subsidiary of Bouras Industries, Inc., ABA Trucking Corporation, a New Jersey corporation and wholly-owned subsidiary of Bouras Industries, Inc., The New Columbia Joist Company, a Delaware corporation and wholly-owned subsidiary of Bouras Industries, Inc. (collectively “Sellers”), Nicholas J. Bouras, a stockholder of Bouras Industries, Inc. and The Nicholas J. and Anna K. Bouras Foundation, Inc. a stockholder of Bouras Industries, Inc. to purchase substantially all of the operating assets of Sellers.
     Under the terms of the proposed transaction, Commercial Metals will pay in cash to the Sellers approximately $63 million plus the value of the Sellers’ inventory on hand at the time of closing, subject to certain other adjustments set forth in the Purchase Agreement. The Board of Directors of Commercial Metals has unanimously approved the proposed transaction set forth in the Purchase Agreement.
     The closing of the proposed transaction is expected to occur in early April of 2007. The Purchase Agreement contains customary representations, warranties, covenants, and indemnities. The proposed transaction is subject to certain closing conditions set forth in the Purchase Agreement, including certain regulatory approvals.
     Commercial Metals has filed a copy of the Purchase Agreement as Exhibit 10.1 to this current report on Form 8-K. You are encouraged to read the Purchase Agreement for a more complete understanding of the transaction. The foregoing description of the Purchase Agreement is qualified in its entirety by reference to the full text of the Purchase Agreement.
Item 8.01 Other Events
     Press Release Announcing Entering into Purchase Agreement
     On March 5, 2007, Commercial Metals issued a press release in which it announced that it had entered into the Purchase Agreement. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.
     Press Release Announcing Commercial Metals Acquisition of Shares of CMC Zawiercie Held By Polish State Treasury
     On March 2, 2007, Commercial Metals issued a press release in which it announced that its Polish steel mill, CMC Zawiercie S.A. (“CMCZ”), purchased all of the shares of CMCZ owned by the Polish Ministry of State Treasury (“Ministry”). The shares acquired represent approximately 26.8% of the total CMCZ shares outstanding. CMCZ paid in aggregate approximately $59.5 million for the shares and intends to redeem the shares. With this purchase and subsequent redemption, CMC holds approximately 99% of all CMCZ shares outstanding. A copy of the press release is attached hereto as Exhibit 99.2 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.
(d)	Exhibits
The following exhibits are filed with this Form 8-K.
10.1	Agreement for the Purchase and Sale of Assets, dated March 2, 2007, by and among Commercial Metals Company, Bouras Industries, Inc., Nicholas J. Bouras, Inc., United Steel Deck, Inc., ABA Trucking Corporation, The New Columbia Joist Company, Nicholas J. Bouras, and The Nicolas J. and Anna K. Bouras Foundation, Inc. (Schedules and exhibits have been omitted, and Commercial Metals Company agrees to furnish to the Commission supplementally a copy of any omitted schedules and exhibits upon request).

99.1	Press Release dated March 5, 2007.

99.2	Press Release dated March 2, 2007.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMMERCIAL METALS COMPANY

Date: March 6, 2007	By:	/s/ William B. Larson

	Name:	William B. Larson
	Title:	Sr. Vice President and Chief Financial Officer

Exhibit Index

Exhibit No.	Description

10.1	Agreement for the Purchase and Sale of Assets, dated March 2, 2007, among Commercial Metals Company, Bouras Industries, Inc., Nicholas J. Bouras, Inc., United Steel Deck, Inc., ABA Trucking Corporation, The New Columbia Joist Company, Nicholas J. Bouras, and The Nicolas J. and Anna K. Bouras Foundation, Inc. (Schedules and exhibits have been omitted, and Commercial Metals Company agrees to furnish to the Commission supplementally a copy of any omitted schedules and exhibits upon request).

99.1	Press Release dated March 5, 2007.

99.2	Press Release dated March 2, 2007.